UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2013

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

(973) 305-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 17, 2013, the Annual Meeting of Shareholders of Valley National Bancorp (the “Company”) was held. A total of 172,412,129 of the Company’s shares were present or represented by proxy at the meeting. The Company’s shareholders took the following actions:

Proposal #1 – Voted on the election of 17 persons, named in the Proxy Statement, to serve as directors of the Company for the ensuing year constituting the entire Board of Directors. The following is a list of directors elected at the Annual Meeting with the number of votes “For” and “Withheld” and the number of broker non-votes. There were no abstentions with respect to the election of directors.

	Number of Votes
Name	For	Withheld	Broker Non-Votes
Andrew B. Abramson	112,373,687	3,205,877	56,832,564
Peter J. Baum	112,889,241	2,690,322	56,832,564
Pamela R. Bronander	112,628,328	2,951,236	56,832,564
Peter Crocitto	112,094,497	3,485,067	56,832,564
Eric P. Edelstein	107,510,585	8,068,979	56,832,564
Alan D. Eskow	107,110,294	8,469,270	56,832,564
Mary J. Steele Guilfoile	107,089,616	8,489,947	56,832,564
Graham O. Jones	106,380,262	9,199,302	56,832,564
Walter H. Jones, III	106,360,434	9,219,130	56,832,564
Gerald Korde	112,380,481	3,199,082	56,832,564
Michael L. LaRusso	112,559,010	3,020,554	56,832,564
Marc J. Lenner	112,670,328	2,909,236	56,832,564
Gerald H. Lipkin	111,904,043	3,675,521	56,832,564
Barnett Rukin	112,522,305	3,057,259	56,832,564
Suresh L. Sani	112,506,758	3,072,806	56,832,564
Robert C. Soldoveri	106,796,483	8,783,081	56,832,564
Jeffrey S. Wilks	107,600,806	7,978,758	56,832,564

Proposal #2 – Approved, on a non-binding basis, the compensation of the Company’s named executive officers as determined by the Compensation and Human Resources Committee.

The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	91,337,022
Against	20,917,345
Abstained	3,325,185
Broker Non-Votes	56,832,575

Proposal #3 – Ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	169,005,812
Against	2,068,177
Abstain	1,338,139
Broker Non-Votes	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2013		VALLEY NATIONAL BANCORP

	By:	/s/ Ira D. Robbins
Ira D. Robbins
Executive Vice President & Treasurer